UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2010

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-31719 (Commission File Number)	13-4204626 (I.R.S. Employer Identification Number)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)
Registrant’s telephone number, including area code: (562) 435-3666
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a registrant
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01. Entry into a Material Definitive Agreement.
Asset Purchase Agreement
     On January 18, 2010, Molina Healthcare, Inc., a Delaware corporation (“Molina”), and Unisys Corporation, a Delaware corporation (“Unisys”), entered into an Asset Purchase Agreement (the “Agreement”). The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, Molina shall purchase from Unisys its health information management (HIM) business. The purchase price under the Agreement is $135 million, to be paid in cash at closing. The purchase price shall be subject to a standard working capital adjustment, with a targeted working capital amount to be transferred at closing of $10 million. Molina expects to fund the purchase price with a draw under its existing $200 million credit facility. See discussion below under “Fourth Amendment to Credit Agreement”.
     The HIM business provides design, development, implementation, and business process outsourcing solutions to state governments for their Medicaid Management Information Systems (MMIS). MMIS is a core tool used to support the administration of state Medicaid and other health care entitlement programs. The HIM business currently holds MMIS contracts with the states of Idaho, Louisiana, Maine, New Jersey, and West Virginia, as well as a contract to provide drug rebate administration services for the Florida Medicaid program.
     Unisys and Molina have made customary representations, warranties, and covenants in the Agreement, including Unisys’ covenant to continue to operate the HIM business until the closing in the ordinary course consistent with past practices. Substantially all of the approximately 900 employees of the HIM business are expected to become employees of Molina upon closing of the transaction. Following the closing, Unisys has agreed to provide certain transitional and technology support services to Molina for up to one year.
     The closing of the acquisition is subject to customary regulatory approvals and closing conditions, including receipt of a consent for assignment of contract from each of the states in which the HIM business holds a major contract. Either party will have the right to terminate the Agreement if the acquisition has not closed on or before June 30, 2010.
     Subject to certain limitations, each party has agreed to indemnify the other party for breaches of representations, warranties, and covenants, and other specified matters. Each party’s indemnification liability is capped at $25 million, and lost profits shall not exceed half of that amount, or $12.5 million. All other consequential damages have been waived by the parties.
     The parties will also enter into other ancillary agreements customary for transactions of this type.
     Other than in respect of the Agreement, the ancillary agreements, and related transactions, there is no material relationship between Molina and Unisys.
     The foregoing summary of the terms of the Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Agreement, which is filed as Exhibit 2.1 hereto.
Fourth Amendment to Credit Agreement
     Subject to the closing of the acquisition of the HIM business under the Agreement, Molina has agreed to enter into a Fourth Amendment to its Amended and Restated Credit Agreement dated as of March 9, 2005, with Bank of America, N.A., as administrative agent and lender, and the other various lender parties thereto (the “Credit Agreement”). The Fourth Amendment will become effective upon the closing of the acquisition of the HIM business. The Fourth Amendment is required because the $135 million purchase price for the HIM business exceeds the currently applicable size threshold for permitted acquisitions under the terms of the Credit Agreement. Pursuant to the Fourth Amendment, the lenders have consented to the acquisition of the HIM business by Molina.
     Upon its effectiveness at the closing, the Fourth Amendment would increase the commitment fee on the total unused commitments of the lenders under the facility to 50 basis points on all levels of the pricing grid, with the pricing grid referring to the Company’s ratio of consolidated funded debt to consolidated EBITDA. The pricing for LIBOR loans and base rate loans would be raised by 200 basis points at every level of the pricing grid. The applicable margins would thus range between 2.75% and 3.75% for LIBOR loans, and between 1.75% and 2.75% for base rate loans. Until the delivery of a compliance certificate with respect to the Company’s financial statements for the quarter ending after the HIM business acquisition closes, the applicable margin shall be fixed at 3.5% for LIBOR loans and 2.5% for base rate loans. In connection with the lenders’ approval of the Fourth Amendment, a consent fee of 10 basis points was paid on the amount of each consenting lender’s commitment.
     In addition, the Fourth Amendment would carve out from Molina’s Indebtedness and Restricted Payment covenants under the Credit Agreement its $187 million current principal amount of 3.75% convertible senior notes due 2014; increase the amount of surety bond obligations Molina may incur; increase Molina’s allowable capital expenditures to $55 million in 2009, with $5 million annual step-ups in capital expenditures to $70 million in 2012; and reduce the fixed charge coverage ratio from 3.50x to 2.75x (on a pro forma basis) at December 31, 2009, and 3.00x thereafter.
     As of the date hereof, the outstanding principal balance under the credit facility is $0.
     The administrative agent and certain lenders under the credit facility and their affiliates have in the past provided, and each of the administrative agent and lenders may in the future provide, investment banking, underwriting, lending, commercial banking, and other advisory services to Molina. These parties have received, and may in the future receive, customary compensation from Molina for such services.
     The foregoing summary of the terms of the Fourth Amendment, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 hereto.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information in Item 1.01 under the subheading, “Fourth Amendment to Credit Agreement,” is hereby incorporated by reference.
Item 8.01. Other Events
     On January 19, 2010, Molina issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit
No.	Description
2.1	Asset Purchase Agreement dated as of January 18, 2010 between Molina Healthcare, Inc. and Unisys Corporation*

10.1	Fourth Amendment to Credit Agreement.

99.1	Press release dated January 19, 2010.

*	Pursuant to Item 601(b)(2) of Regulation S-K, schedules to the Asset Purchase Agreement have been omitted; they will be supplementally provided to the Commission upon request.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This report contains “forward-looking statements” that are subject to risks and uncertainties that may cause actual results to differ materially. Such factors include:

•	risks related to the timely closing of the acquisition, including the need to obtain regulatory approvals, customer consents, and to satisfy other closing conditions;

•	risks related to the integration of the operations and employees of the HIM business;

•	risks related to the retention and renewal of the HIM business’s state government contracts on terms consistent with our expectations, including the timely final implementation of its Maine and Idaho contracts;

•	risks associated with MMIS certification by the Centers for Medicare and Medicaid;

•	risks regarding the accuracy of our operating cost and capital outlay projections for the HIM business;

•	risks related to the growth of the HIM business; and

•	risks related to financing the acquisition using our credit facility.
For a more detailed discussion of the risks related to our business, see the “Risk Factors” discussion in Item 1A of our most recently filed Form 10-K, as well as the risks described in our Form 10-Q quarterly reports, our Form 8-K current reports, and our other reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our Company website or on the SEC’s website at www.sec.gov. No assurances can be given that any of the events anticipated by the forward-looking statements in this report will occur. All forward-looking statements represent our judgment as of January 19, 2010, and we disclaim any obligation to update such statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.
Date: January 19, 2010	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit
No.	Description
2.1	Asset Purchase Agreement dated as of January 18, 2010 between Molina Healthcare, Inc. and Unisys Corporation.

10.1	Fourth Amendment to Credit Agreement.

99.1	Press release dated January 19, 2010.